Exhibit 99.1

FOR IMMEDIATE RELEASE

Founding CFO Returns to Virtual Piggy

Scott McPherson Appointed CFO of Youth Payments Company

LOS ANGELES  – July 21, 2015 Virtual Piggy, Inc.  (OTCQB: VPIG), provider of award-winning payment technology, Oink, today announced that Scott McPherson, the original CFO of Virtual Piggy, has returned to take over the CFO position full-time. Scott McPherson, CPA, CFE, CVA, brings with him 20 years of CFO experience with private and public companies.

“Scott has stayed connected to Virtual Piggy over the last two years and knows our business inside out,” said Dr. Jo Webber, CEO and Founder of Virtual Piggy. “We are thrilled to have Scott back managing the financial operations of our business.”

“Virtual Piggy has evolved over the last 3 years and I am returning at a pivotal point,” said Scott McPherson. “I am very excited to return to the financial helm during this key point in time.”

For more information about Oink visit www.oink.com.

About Virtual Piggy, Inc.
Virtual Piggy is the provider of Oink, a secure online and in-store teen wallet. Oink enables teens to manage and spend money within parental controls while gaining valuable financial management skills.  The technology company also delivers payment platforms designed for the under 21 age group in the global market and enables online businesses the ability to function in a manner consistent with the Children’s Online Privacy Protection Act (COPPA) and similar international children’s privacy laws. The company, based in Hermosa Beach, CA, is on the Web at: www.virtualpiggy.com and holds three technology patents, US Patent No. 8,762,230, 8,650,621 and 8,812,395.

Safe Harbor Statement
All statements herein other than statements of historical facts are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Such statements are not guarantees of future performance and are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements. Such factors include, but are not limited to, our ability to raise additional capital, our limited operating history and revenue, our ability to attract and retain qualified personnel, our dependence on third party developers, our ability to develop new services, market acceptance of our services, legislative, regulatory and competitive developments, enforcement of our intellectual property, general economic conditions, as well as other factors set forth under the caption "Risk Factors" in our most recent Form 10-K filed with the SEC, and other subsequent filings with the SEC.